Exhibit 99.4

IMPORTANT-PLEASE READ THIS EXCHANGE AND TRANSMITTAL INFORMATION BOOKLET CAREFULLY BEFORE COMPLETING THE ENCLOSED LETTER OF TRANSMITTAL, OR, IF ELIGIBLE, THE ELECTRONIC LETTER OF TRANSMITTAL

EXCHANGE AND TRANSMITTAL INFORMATION BOOKLET FOR SHARES OF

COMMON STOCK OF ECOLAB INC.

Forming Part of the Terms and Conditions of this Exchange Offer

I/we, the undersigned signatory to the Letter of Transmittal, surrender to you for exchange in this exchange offer the share(s) of Ecolab Inc. (“Ecolab”) common stock, par value $1.00 per share (“Ecolab common stock”), identified below for shares of common stock, par value $0.01 per share (“ChampionX common stock”), of ChampionX Holding Inc., a Delaware corporation (“ChampionX”). I/we certify that I/we have complied with all requirements as stated in the instructions included herein, am/are the registered holder(s) of the share(s) of Ecolab common stock represented by the enclosed certificate(s) or book-entry identified above and have full authority to surrender these certificate(s) or book-entry shares, give the instructions in the Letter of Transmittal and warrant that the share(s) represented by these certificate(s) or book-entry are free and clear of all liens, restrictions, adverse claims and encumbrances. I/we acknowledge that, immediately following the consummation of the exchange offer, and if necessary, the clean-up spin-off (as defined below), Athena Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of Apergy Corporation (“Apergy”), will be merged with and into ChampionX, whereby the separate corporate existence of Merger Sub will cease and ChampionX will continue as the surviving corporation and a wholly owned subsidiary of Apergy (the “Merger”). In the Merger, each outstanding share of ChampionX common stock (except for shares of ChampionX common stock held by ChampionX, which shares will be canceled and cease to exist, and no consideration will be delivered in exchange therefor) will be converted into the right to receive a number of duly authorized, validly issued, fully paid and nonassessable shares of common stock, par value $0.01 per share, of Apergy (“Apergy common stock”) equal to the Merger Exchange Ratio. ChampionX will authorize the issuance of a number of shares of ChampionX common stock such that the total number of shares of ChampionX common stock outstanding immediately prior to the consummation of the exchange offer will be that number that results in the Merger Exchange Ratio equaling one. As a result, each share of ChampionX common stock (except for shares of ChampionX common stock held by ChampionX, which shares will be canceled and cease to exist, and no consideration will be delivered in exchange therefor) will be converted into one share of Apergy common stock in the Merger. I/we further acknowledge that I/we will not receive shares of ChampionX common stock in the exchange offer, but will only receive shares of Apergy common stock after the Merger. Shares of Apergy common stock will be distributed to tendering stockholders by Computershare Trust Company, N.A. (the “exchange offer agent”).

As specified in the Prospectus dated [            ], 2020 (the “Prospectus”), fractional shares of Apergy common stock will not be delivered to tendering stockholders. In lieu of any fractional shares, the holders of shares of ChampionX common stock following consummation of the exchange offer will receive a cash amount, without interest, as determined by the formula set forth in the section of the Prospectus entitled “Exchange Offer—Terms of This Exchange Offer.” Fractional shares of Apergy common stock allocable to any holders of shares of ChampionX common stock will be aggregated. The undersigned instructs Ecolab and the exchange offer agent to issue a check for fractional shares and to mail by first-class mail, postage prepaid, to the undersigned at the address indicated in the records maintained by or on behalf of Ecolab unless otherwise indicated in “Special Delivery Instructions” in the Letter of Transmittal. Capitalized terms used but not defined herein will have the meaning ascribed to them in the Prospectus.

INSTRUCTIONS TO THE LETTER OF TRANSMITTAL

IMPORTANT—PLEASE READ THESE INSTRUCTIONS CAREFULLY BEFORE

COMPLETING THE LETTER OF TRANSMITTAL

Reference is made to the Prospectus and the Letter of Transmittal, which, together with this Exchange and Transmittal Information Booklet, together with any amendments or supplements thereto or hereto, constitute the offer by Ecolab to exchange all shares of ChampionX common stock that are owned by Ecolab for shares of Ecolab common stock that are validly tendered and not properly withdrawn upon the terms and subject to the conditions set forth herein and in the Prospectus. Following the consummation of the exchange offer, in the Merger, Merger Sub will be merged with and into ChampionX, whereby the separate corporate existence of Merger Sub will cease and ChampionX will continue as the surviving corporation and a wholly owned subsidiary of Apergy. In the Merger, each outstanding share of ChampionX common stock (except for shares of ChampionX common stock held by ChampionX, which shares will be canceled and cease to exist, and no consideration will be delivered in exchange therefor) will be converted into the right to receive a number of duly authorized, validly issued, fully paid and nonassessable shares of Apergy common stock equal to the Merger Exchange Ratio. ChampionX will authorize the issuance of a number of shares of ChampionX common stock such that the total number of shares of ChampionX common stock outstanding immediately prior to the consummation of the exchange offer will be that number that results in the Merger Exchange Ratio equaling one. As a result, each share of ChampionX common stock (except for shares of ChampionX common stock held by ChampionX, which shares will be canceled and cease to exist, and no consideration will be delivered in exchange therefor) will be converted into one share of Apergy common stock in the Merger. ChampionX common stock will not be transferred to participants in the exchange offer; such participants will instead receive shares of Apergy common stock in the Merger. As a result, you will not be able to trade shares of ChampionX common stock before they convert into shares of Apergy common stock in the Merger. In addition, there can be no assurance that shares of Apergy common stock, when issued in the Merger, will trade at the same prices as shares of Apergy common stock trade prior to the Merger.

Although Ecolab has mailed the Prospectus to the extent required by U.S. law, including to stockholders located outside the United States, the Prospectus is not an offer to buy, sell or exchange and it is not a solicitation of an offer to buy or sell any shares of Ecolab common stock, shares of Apergy common stock or shares of ChampionX common stock in any jurisdiction in which such offer, sale or exchange is not permitted. Countries outside the United States generally have their own legal requirements that govern securities offerings made to persons resident in those countries and often impose stringent requirements about the form and content of offers made to the general public. None of Ecolab, Apergy or ChampionX has taken any action under non-U.S. regulations to facilitate a public offer to exchange the shares of Ecolab common stock, Apergy common stock or ChampionX common stock outside the United States. Accordingly, the ability of any non-U.S. person to tender shares of Ecolab common stock in the exchange offer will depend on whether there is an exemption available under the laws of such person’s home country that would permit the person to participate in the exchange offer without the need for Ecolab, Apergy or ChampionX to take any action to facilitate a public offering in that country or otherwise. For example, some countries exempt transactions from the rules governing public offerings if they involve persons who meet certain eligibility requirements relating to their status as sophisticated or professional investors. Non-U.S. stockholders should consult their advisors in considering whether they may participate in the exchange offer in accordance with the laws of their home countries and, if they do participate, whether there are any restrictions or limitations on transactions in the shares of Ecolab common stock, Apergy common stock or ChampionX common stock that may apply in their home countries. None of Ecolab, Apergy or ChampionX can provide any assurance about whether such limitations may exist.

The exchange offer and withdrawal rights will expire at [                    ], New York City time, on [            ], 2020, unless the exchange offer is extended or terminated. The last day on which tenders will be accepted, whether on [            ], 2020 or any later date to which the exchange offer is extended, is referred to in this document as the “expiration date.” Shares tendered pursuant to the exchange offer may be withdrawn at any time prior to expiration of the exchange offer.

PLEASE SEE THE SECTION IN THE PROSPECTUS ENTITLED “EXCHANGE OFFER” FOR ADDITIONAL INFORMATION AND DETAIL CONCERNING THE EXCHANGE OFFER AND THE PROCEDURES FOR TENDERING YOUR SHARES OF ECOLAB COMMON STOCK.

Exchange of Shares of Ecolab Common Stock—General Information

Appointment of the Ecolab Designees as Attorneys-in-Fact and Proxy

By executing the Letter of Transmittal, you irrevocably appoint Ecolab’s designees as your attorneys-in-fact and proxies, each with full power of substitution, to the full extent of your rights with respect to your shares of Ecolab common stock tendered and accepted for exchange by Ecolab and with respect to any and all other shares of Ecolab common stock and other securities issued or issuable in respect of such tendered and accepted shares of Ecolab common stock on or after the expiration of the exchange offer. That appointment is effective when and only to the extent that Ecolab deposits the shares of ChampionX common stock exchangeable for the shares of Ecolab common stock that you have tendered with the exchange offer agent for shares of ChampionX common stock. All such proxies shall be considered coupled with an interest in the tendered shares of Ecolab common stock and therefore shall not be revocable. Upon the effectiveness of such appointment, all prior proxies that you have given with respect to such shares will be revoked and you may not give any subsequent proxies (and, if given, they will not be deemed effective). Ecolab’s designees will, with respect to the shares of Ecolab common stock for which the appointment is effective, be empowered, among other things, to exercise all of your voting and other rights as they, in their sole discretion, deem proper. Ecolab reserves the right to require that, in order for shares of Ecolab common stock to be deemed validly tendered, immediately upon Ecolab’s acceptance for exchange of those shares of Ecolab common stock, Ecolab must be able to exercise full voting rights with respect to such shares.

Shares of Ecolab Common Stock Deemed Accepted for Exchange Upon Notice by Ecolab to the Exchange Offer Agent

For purposes of the exchange offer, Ecolab will be deemed to have accepted for exchange, and thereby exchanged, shares of Ecolab common stock validly tendered and not properly withdrawn if and when Ecolab notifies the exchange offer agent of its acceptance of the tenders of those shares of Ecolab common stock pursuant to the exchange offer.

Upon the consummation of the exchange offer, Ecolab will deliver to the exchange offer agent a book-entry authorization representing (a) all of the shares of ChampionX common stock being exchanged in the exchange offer, with instructions to hold those shares of ChampionX common stock as agent for the holders of shares of Ecolab common stock validly tendered, not properly withdrawn and accepted for exchange in the exchange offer and (b) in the case of a the clean-up spin-off if any, all of the shares of ChampionX common stock being distributed in the clean-up spin-off to Ecolab stockholders whose shares of Ecolab common stock remain outstanding after the consummation of the exchange offer (as described in the Prospectus under “Exchange Offer—Distribution of ChampionX Common Stock Remaining After This Exchange Offer”), with instructions to hold those shares of ChampionX common stock as agent for such Ecolab stockholders. Prior to the effective time of the Merger, Apergy will deposit with the exchange offer agent for the benefit of persons who received shares of ChampionX common stock in the exchange offer (or in the clean-up spin-off, if applicable) evidence in book-entry form representing the shares of Apergy common stock issuable in the Merger. The clean-up spin-off refers to the distribution by Ecolab following the consummation of the exchange offer, if the exchange offer is not fully subscribed, of the remaining shares of ChampionX common stock owned by Ecolab on a pro rata basis to Ecolab stockholders whose shares of Ecolab common stock remain outstanding after consummation of the exchange offer.

Upon surrender of the documents required by the exchange offer agent, duly executed, each former holder of shares of ChampionX common stock will receive from the exchange offer agent in exchange therefor shares of Apergy common stock and/or cash in lieu of fractional shares of Apergy common stock, as the case may be. You will not receive any interest on any cash paid to you, even if there is a delay in making the payment.

Accordingly, shares of ChampionX common stock will not be transferred to participants in the exchange offer; as a participant, you will instead receive shares of Apergy common stock in the Merger (or cash in lieu of fractional shares).

Ecolab Will Determine the Validity of Any Tender

Ecolab will determine questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Ecolab common stock, in Ecolab’s sole discretion, and its determination will be final and binding. Ecolab reserves the absolute right to reject any and all tenders of Ecolab common stock that it determines are not in proper form or the acceptance of or exchange for which may, in the opinion of its counsel, be unlawful. In the event a stockholder disagrees with such determination, he or she may seek to challenge such determination in a court of competent jurisdiction. Ecolab also reserves the absolute right to waive any of the conditions of the exchange offer, or any defect or irregularity in the tender of any shares of Ecolab common stock. No tender of shares of Ecolab common stock is valid until all defects and irregularities in tenders of shares of Ecolab common stock have been cured or waived. Neither Ecolab nor the exchange offer agent, the information agent or any other person is under any duty to give notification of any defects or irregularities in the tender of any shares of Ecolab common stock or will incur any liability for failure to give any such notification. Ecolab’s interpretation of the terms and conditions of the exchange offer (including the Letter of Transmittal and the instructions herein) will be final and binding.

Return of Shares of Ecolab Common Stock if Tender Not Accepted

If Ecolab does not accept for exchange any tendered shares of Ecolab common stock for any reason pursuant to the terms and conditions of the exchange offer, the exchange offer agent (a) in the case of shares of Ecolab common stock held in certificated form, will return certificates representing such shares without expense to the tendering stockholder and (b) in the case of shares tendered by book-entry transfer pursuant to the procedures set forth in the Prospectus in the section entitled “Exchange Offer—Terms of This Exchange Offer—Procedures for Tendering,” such shares will be credited to an account maintained within The Depository Trust Company, in each case promptly following expiration or termination of the exchange offer.

Effect of Tenders

A tender of shares of Ecolab common stock pursuant to any of the procedures described above will constitute your acceptance of the terms and conditions of the exchange offer as well as your representation and warranty to Ecolab that (1) you have the full power and authority to tender, sell, assign and transfer the tendered shares (and any and all other shares of Ecolab common stock or other securities issued or issuable in respect of such shares), (2) when the same are accepted for exchange, Ecolab will acquire good and unencumbered title to such shares, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims, and (3) you have a “net long position” in Ecolab common stock or equivalent securities at least equal to the shares of Ecolab common stock being tendered, within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such tender of shares complies with Rule 14e-4 under the Exchange Act.

Any Ecolab stockholder who validly tenders (and does not properly withdraw) shares of Ecolab common stock that are accepted for exchange in the exchange offer will with respect to such shares waive their rights to receive, and forfeit any rights to, shares of ChampionX common stock distributed in the clean-up spin-off, if any.

It is a violation of Rule 14e–4 under the Exchange Act for a person, directly or indirectly, to tender shares of Ecolab common stock for such person’s own account unless, at the time of tender, the person so tendering (1) has a net long position equal to or greater than the amount of (a) shares of Ecolab common stock tendered or (b) other securities immediately convertible into or exchangeable or exercisable for the shares of Ecolab common stock tendered and such person will acquire such shares for tender by conversion, exchange or exercise and (2) will cause such shares to be delivered in accordance with the terms of the Prospectus. Rule 14e–4 provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person.

Potential Limitation on Number of Shares of Ecolab Common Stock Received

If, upon the expiration of the exchange offer, Ecolab stockholders have validly tendered and not properly withdrawn more shares of Ecolab common stock than Ecolab is able to accept for exchange (taking into account the exchange ratio and the total number of shares of ChampionX common stock owned by Ecolab), Ecolab will accept for exchange the Ecolab common stock validly tendered and not properly withdrawn by each tendering stockholder on a pro rata basis, based on the proportion that the total number of shares of Ecolab common stock to be accepted for exchange bears to the total number of shares of Ecolab common stock validly tendered and not properly withdrawn (rounded to the nearest whole number of shares of Ecolab common stock), and subject to any adjustment necessary to ensure the exchange of all shares of ChampionX common stock being offered by Ecolab in the exchange offer, except for tenders of odd lots, as described below.

Except as otherwise provided in the Prospectus in the section entitled “Exchange Offer—Terms of This Exchange Offer—Proration; Tenders for Exchange by Holders of Fewer than 100 Shares of Ecolab Common Stock,” beneficial holders (other than participants in any of the Ecolab Savings Plans) of fewer than 100 shares of Ecolab common stock who validly tender all of their shares will not be subject to proration if the exchange offer is oversubscribed. Beneficial holders of 100 or more shares of Ecolab common stock are not eligible for this preference.

Binding Agreement

The tender of shares of Ecolab common stock pursuant to any of the procedures described in the Letter of Transmittal, this Exchange and Transmittal Booklet and the Prospectus, together with Ecolab’s acceptance for exchange of such shares pursuant to such procedures, will constitute a binding agreement between Ecolab and you upon the terms of, and subject to the conditions of, the exchange offer.

Procedures for Tendering

The exchange of Ecolab common stock tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange offer agent of (a)(i) share certificates representing all validly tendered shares of Ecolab common stock (other than DRS shares), in proper form for transfer or (ii) in the case of shares delivered by book-entry transfer through The Depository Trust Company, confirmation of a book-entry transfer of those shares of Ecolab common stock in the exchange offer agent’s account at The Depository Trust Company, in each case pursuant to the procedures set forth in the section of the Prospectus entitled “Exchange Offer—Terms of This Exchange Offer—Procedures for Tendering,” (b) the Letter of Transmittal for shares of Ecolab common stock, properly completed and duly executed (which eligible holders of DRS shares may complete through the Exchange Offer Election Website) with any required signature guarantees, or, in the case of a book-entry transfer through The Depository Trust Company, an agent’s message and (c) any other required documents.

The method of delivery of share certificates of Ecolab common stock and all other required documents, including delivery through The Depository Trust Company, is at your option and risk, and the delivery will be deemed made only when actually received by the exchange offer agent. If delivery is by mail, it is recommended that you use registered mail with return receipt requested, properly insured. In all cases, you should allow sufficient time to ensure timely delivery.

Certificates representing shares of ChampionX common stock will not be issued to tendering holders of shares of Ecolab common stock pursuant to the exchange offer. Rather than issuing certificates representing such shares of ChampionX common stock to tendering holders of shares of Ecolab common stock, the exchange offer agent will cause the shares of ChampionX common stock to be credited to book-entry account records maintained by the exchange offer agent for the benefit of the respective tendering holders. Pursuant to transactions described in the Prospectus, following the consummation of the exchange offer, Merger Sub will be merged with and into ChampionX in the Merger and each share of ChampionX common stock will be converted into the right to receive Apergy common stock and cash in lieu of fractional shares of Apergy common stock.

Shares of Ecolab Common Stock Held in Certificated Form and/or Book-Entry DRS

If you hold certificates representing shares of Ecolab common stock, you must deliver to the exchange offer agent at the applicable address listed below, a properly completed and duly executed Letter of Transmittal, along with any required signature guarantees and any other required documents and the certificates representing the shares of Ecolab common stock validly tendered.

If you hold DRS shares of Ecolab common stock you must deliver to the exchange agent pursuant to one of the methods set forth in the Letter of Transmittal, a properly completed and duly executed Letter of Transmittal, along with any required signature guarantees and any other required documents. Since certificates are not issued for DRS shares, you do not need to deliver any certificates representing those shares to the exchange offer agent.

Shares of Ecolab Common Stock Held Through a Bank, Broker or Other Nominee

If you hold shares of Ecolab common stock through a bank, broker or other nominee and wish to tender your shares of Ecolab common stock in the exchange offer, you should follow the instructions sent to you separately by that institution. In this case, you should not use the Letter of Transmittal to direct the tender of your Ecolab common stock. If that institution holds shares of Ecolab common stock through The Depository Trust Company, it must notify The Depository Trust Company and cause it to transfer the shares into the exchange offer agent’s account in accordance with The Depository Trust Company’s procedures. The institution must also ensure that the exchange offer agent receives an agent’s message from The Depository Trust Company confirming the book-entry transfer of your Ecolab common stock. A tender by book-entry transfer will be completed upon receipt by the exchange offer agent of an agent’s message, book-entry confirmation from The Depository Trust Company and any other required documents.

The term “agent’s message” means a message, transmitted by The Depository Trust Company to, and received by, the exchange offer agent and forming a part of a book-entry confirmation, which states that The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering the shares of Ecolab common stock which are the subject of the book-entry confirmation, that the participant has received and agrees to be bound by the terms of the Letter of Transmittal (including these instructions) and that Ecolab may enforce that agreement against the participant.

The exchange offer agent will establish an account with respect to the shares of Ecolab common stock at The Depository Trust Company for purposes of the exchange offer, and any U.S. eligible institution that is a participant in The Depository Trust Company may make book-entry delivery of shares of Ecolab common stock by causing The Depository Trust Company to transfer such shares into the exchange offer agent’s account at The Depository Trust Company in accordance with The Depository Trust Company’s procedure for the transfer. Delivery of documents to The Depository Trust Company does not constitute delivery to the exchange offer agent.

Shares Held in Any of the Ecolab Savings Plans

Participants in the Ecolab Savings Plans should follow the special instructions that are being sent to them by or on behalf of their applicable plan administrator. Such participants should not use the Letter of Transmittal to direct the tender of shares of Ecolab common stock held in these plans, but should instead use the exchange offer election form (i.e., the Trustee Direction Letter) provided to them by or on behalf of their applicable plan administrator. Such participants may direct the applicable plan trustee to tender all, some or none of the shares of Ecolab common stock (or units in respect of shares of Ecolab common stock) allocated to their Ecolab Savings Plan accounts, subject to any limitations set forth in the special instructions provided to them, by the deadline specified in the special instructions sent by or on behalf of the applicable plan administrator. To allow sufficient time for the tender of shares by the trustee of the applicable Ecolab Savings Plan, tendering holders must provide the tabulator for the trustee of the applicable Ecolab Savings Plan with the requisite instructions by [        ] p.m., New York City time, on [            ], 2020, unless the offer is extended. If the offer is extended, and if administratively feasible, the deadline for receipt of your direction may also be extended.

If the offer to exchange shares of Ecolab common stock for shares of ChampionX common stock is oversubscribed, the number of shares of Ecolab common stock that you elect to exchange will be reduced on a pro rata basis. Any proration of the number of shares accepted for exchange in the exchange offer will be determined on the basis of the proration mechanics described in the Prospectus under the section “Exchange Offer—Terms of This Exchange Offer—Proration; Tenders for Exchange by Holders of Fewer than 100 Shares of Ecolab Common Stock.” Please contact the phone number in the letter or email you receive from the applicable plan record keeper to speak with a customer service associate if you have not yet received instructions from the plan record keeper.

Signature Guarantees

Signatures on the Letter of Transmittal must be guaranteed by a firm that is a member of the Securities Transfer Agents Medallion Program, or by any other “eligible guarantor institution,” as such term is defined in Rule 17Ad–15 under the Exchange Act (each of the foregoing being a “U.S. eligible institution”), except in cases in which shares of Ecolab common stock are tendered either (1) by a registered stockholder who has not completed the box entitled “Special Transfer Instructions” on the Letter of Transmittal or (2) for the account of a U.S. eligible institution.

If the certificates representing shares of Ecolab common stock are registered in the name of a person other than the person who signs the Letter of Transmittal, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the certificates, with the signature(s) on the certificates or stock powers guaranteed by a U.S. eligible institution.

If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the exchange offer agent of the authority of such person so to act must be submitted as well as obtain a medallion guarantee stamp as outlined above. In the event that a signature guarantee is required to complete the Letter of Transmittal, holders of DRS shares who would otherwise have been eligible to submit the electronic Letter of Transmittal via the internet must complete and return the Letter of Transmittal to the exchange offer agent by mail.

Withdrawal Rights

Shares of Ecolab common stock validly tendered pursuant to the exchange offer may be withdrawn at any time before the expiration of the exchange offer and unless Ecolab has previously accepted such shares for exchange pursuant to the exchange offer, may also be withdrawn at any time after the expiration of 40 business days from the commencement of the exchange offer. Once Ecolab accepts Ecolab common stock for exchange pursuant to the exchange offer, your tender is irrevocable.

For a withdrawal of shares of Ecolab common stock to be effective, the exchange offer agent must receive from you a written notice of withdrawal, in the form made available to you, at one of its addresses or the email address set forth on the back cover of the Prospectus, and your notice must include your name and the number of shares of Ecolab common stock to be withdrawn, as well as the name of the registered holder, if it is different from that of the person who tendered those shares.

If certificates have been delivered or otherwise identified to the exchange offer agent, the name of the registered holder and the certificate numbers of the particular certificates evidencing the shares of Ecolab common stock must also be furnished to the exchange offer agent, as stated above, prior to the physical release of the certificates. If shares of Ecolab common stock have been tendered pursuant to the procedures for book-entry tender discussed in the Prospectus in the section entitled “Exchange Offer—Terms of This Exchange Offer—Procedures for Tendering,” any notice of withdrawal must specify the name and number of the account at The Depository Trust Company to be credited with the withdrawn shares and must otherwise comply with the procedures of The Depository Trust Company.

Ecolab will decide all questions as to the form and validity (including time of receipt) of any notice of withdrawal, in its sole discretion, and its decision will be final and binding, subject to the rights of the tendering stockholders to challenge Ecolab’s determination in a court of competent jurisdiction. Neither Ecolab nor the exchange offer agent, the information agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any notification.

Any shares of Ecolab common stock properly withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer. However, you may re-tender withdrawn shares of Ecolab common stock by following one of the procedures discussed in the Prospectus in the section entitled “Exchange Offer—Terms of This Exchange Offer—Procedures for Tendering,” at any time prior to the expiration of the exchange offer (or pursuant to the instructions sent to you separately).

If you hold shares of Ecolab common stock through the Ecolab Savings Plans (or units in respect of shares of Ecolab common stock), you will be provided with special instructions by or on behalf of your plan administrator on how to withdraw your shares (or units in respect of shares) and you must deliver any required information in a timely manner in order for the tabulator for the Ecolab Savings Plans to withdraw your election to exchange from the final tabulation. The deadline will be specified in the special instructions provided to you (or, if the exchange offer is extended, any new plan participant withdrawal deadline established by the applicable plan administrator).

Except for the withdrawal rights described above, any tender made under the exchange offer is irrevocable.

Guaranteed Delivery Procedures

If you wish to tender shares of Ecolab common stock pursuant to the exchange offer but (i) your certificates are not immediately available, (ii) you cannot deliver the shares or other required documents to the exchange offer agent before the expiration of the exchange offer or (iii) you cannot comply with the procedures for book-entry transfer through The Depository Trust Company on a timely basis, you may still tender your Ecolab common stock, so long as all of the following conditions are satisfied:

•	you must make your tender by or through a U.S. eligible institution;

•

before the expiration of the exchange offer, the exchange offer agent must receive a properly completed and duly executed notice of guaranteed delivery, substantially in the form made available by Ecolab, in the manner provided below; and

•

no later than 5:00 pm, Eastern time, on the second NYSE trading day after the date of expiration of the exchange offer, the exchange offer agent must receive: (a)(i) share certificates representing all validly tendered shares of Ecolab common stock (other than DRS shares), in proper form for transfer or (ii) in the case of shares delivered by book-entry transfer through The Depository Trust Company, confirmation of a book-entry transfer of those shares of Ecolab common stock in the exchange offer agent’s account at The Depository Trust Company, (b) the Letter of Transmittal for shares of Ecolab common stock, properly completed and duly executed (which eligible holders of DRS shares may complete through the Exchange Offer Election Website) with any required signature guarantees, or, in the case of a book-entry transfer through The Depository Trust Company, an agent’s message and (c) any other required documents.

Registered stockholders (including any participant in The Depository Trust Company whose name appears on a security position listing of The Depository Trust Company as the owner of Ecolab common stock) may transmit the notice of guaranteed delivery by email transmission or mail it to the exchange offer agent. If you hold Ecolab common stock through a bank, broker or other nominee, that institution must submit any notice of guaranteed delivery on your behalf.

IRS Form W-9/IRS Form W-8

Under U.S. federal income tax law, a non-exempt holder of shares of Ecolab common stock surrendering shares of Ecolab common stock in the exchange offer who is a “United States person” for U.S. federal income tax purposes is required to provide the exchange offer agent with such holder’s correct Taxpayer Identification Number (“TIN”), generally the holder’s social security or federal employer identification number, and certify that such holder is not subject to backup withholding by completing an IRS Form W-9 or otherwise establish a basis for exemption from backup withholding. If the exchange offer agent is not provided with a United States person’s correct TIN and other information and certifications required on IRS Form W-9 or an adequate basis for an exemption from backup withholding before payment is made, payments of cash made to such United States person in lieu of fractional shares of Apergy common stock pursuant to the Merger may be subject to backup withholding at the applicable rate (currently 24%), and such United States person may be subject to a penalty imposed by the IRS. See the instructions to IRS Form W-9 for additional information.

Certain holders (including, among others, all corporations and certain foreign persons) are not subject to these backup withholding requirements. A holder of shares of Ecolab common stock surrendering shares of Ecolab common stock in the exchange offer who is not a United States person may qualify as an exempt recipient by providing the exchange offer agent with a properly completed applicable IRS Form W-8, signed under penalties of perjury, attesting to such holder’s foreign status or by otherwise establishing an exemption. See the instructions to the applicable IRS Form W-8 for additional information.

If an IRS Form W-9 has been provided herewith, then in order to avoid backup withholding with respect to cash received in exchange for fractional shares pursuant to the Merger, each holder submitting shares of Ecolab common stock in the exchange offer must provide the exchange offer agent with a properly completed IRS Form W-9 (if applicable) or, alternatively, must establish another basis for exemption from backup withholding. A holder that is not a “United States person” may qualify as an exempt recipient by submitting to the exchange offer agent a properly completed IRS Form W-8BEN, W-8BEN-E, Form W-8ECI, Form W-8EXP or Form W-8IMY, as applicable (which can be obtained from the Internal Revenue Service (the “IRS”) website http://www.irs.gov or by contacting the exchange offer agent) signed under penalty of perjury, attesting to that holder’s exempt status.

If an IRS Form W-9 has not been included herewith, the exchange offer agent has the necessary information on file and no form is required (except as stated in the Special Transfer Instructions, in which case an IRS Form W-9 or applicable IRS Form W-8 may be obtained from the exchange offer agent or the IRS website (www.irs.gov)).

Failure to complete an IRS Form W-9 or applicable IRS Form W-8, in each case if applicable, will not, by itself, cause the shares of Ecolab common stock surrendered by a holder of shares of Ecolab common stock to be deemed invalidly tendered but may require the exchange offer agent to backup withhold at the applicable rate (currently 24%) from any payments of cash made to such holder in lieu of fractional shares of Apergy common stock pursuant to the Merger. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding may be reduced by the amount of tax withheld. If backup withholding results in an overpayment of tax, a refund or a credit may generally be obtained, provided that the required information is timely furnished to the IRS. Each holder of Ecolab common stock should consult its tax advisor regarding qualification for an exemption from backup withholding, the procedure for obtaining an exemption, and the applicable backup withholding rate.

Lost, Stolen, Destroyed or Mutilated Certificates

If your certificate(s) representing shares of Ecolab common stock have been lost, stolen, destroyed or mutilated and you wish to tender your shares, you should promptly call Computershare, the transfer agent, at (800) 322-8325 regarding the requirements for replacement of the certificate. You will also need to complete an affidavit of lost, stolen, destroyed or mutilated certificate(s) (that you may request by calling the transfer agent at 800-322-8325), post a surety bond for your lost, stolen, destroyed or mutilated shares of Ecolab common stock, and pay a service fee. The Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, stolen, destroyed or mutilated certificates have been followed. You are urged to contact the transfer agent immediately to ensure timely processing of the documentation.

The information agent for the exchange offer is:

Georgeson

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Telephone: 866-857-2624

MANUALLY SIGNED EMAILED COPIES OF THE LETTER OF TRANSMITTAL WILL NOT BE ACCEPTED; HOWEVER, CERTAIN HOLDERS MAY BE ELIGIBLE FOR SUBMISSION OF AN ELECTRONIC LETTER OF TRANSMITTAL THROUGH THE EXCHANGE OFFER AGENT’S WEBSITE. OTHERWISE, THE LETTER OF TRANSMITTAL, CERTIFICATES FOR SHARES AND ANY OTHER REQUIRED DOCUMENTS SHOULD BE SENT OR DELIVERED BY EACH RECORD STOCKHOLDER OF ECOLAB TO THE EXCHANGE OFFER AGENT AT ONE OF ITS ADDRESSES SET FORTH BELOW.

The exchange offer agent for the exchange offer is:

Computershare Trust Company, N.A.

By First Class Mail:	By Registered or Overnight Courier:
Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
Attn: Corp Actions	Attn: Corporate Actions Voluntary Offer
P.O. Box 43011	150 Royall Street
Providence RI 02940-3011	Suite V
Canton, MA 02021-1031